Provident Financial Services, Inc. Announces Fourth Quarter and Full Year Earnings,
Declares Quarterly Cash Dividend
and Sets Annual Meeting Date

ISELIN, NJ, January 26, 2018 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $19.5 million, or $0.30 per basic and diluted share for the quarter ended December 31, 2017, compared to net income of $22.6 million, or $0.35 per basic and diluted share for the quarter ended December 31, 2016. For the year ended December 31, 2017, the Company reported net income of $93.9 million, or $1.46 per basic share and $1.45 per diluted share, compared to net income of $87.8 million, or $1.38 per basic and diluted share for the same period last year.
As a result of the enactment of the Tax Cuts and Jobs Act (the "Tax Act") on December 22, 2017, the Company recognized additional tax expense of $4.0 million for the quarter and year ended December 31, 2017. Excluding the impact of the Tax Act, for the quarter and year ended December 31, 2017, net income was $23.4 million, or $0.36 per diluted share and $97.9 million, or $1.52 per diluted share, respectively.
Partially offsetting the effect of the Tax Act, earnings for the quarter and year ended December 31, 2017 were favorably impacted by year-over-year growth in average loans outstanding, growth in both average non-interest bearing and interest bearing core deposits, and expansion of the net interest margin. The improvement in the net interest margin was driven by the upward repricing of adjustable rate assets and a relatively stable cost of funds.
Chairman, President and Chief Executive Officer Christopher Martin commented: “Provident’s fourth quarter financial results were marked by impressive loan and core deposit growth, stable funding costs and strong asset quality. Our net interest margin expanded three basis points, contributing to another quarterly record in net interest income for the Company. Our core business remains strong and our balance sheet and loan pipeline are well-positioned as we enter the new year.” Martin added: “We continue our preparations for meeting the current regulatory requirements associated with crossing the $10 billion asset threshold, while working with our trade groups to effect regulatory relief for community banks like Provident.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share payable on February 28, 2018, to stockholders of record as of the close of business on February 15, 2018.
Annual Meeting Date Set
The Annual Meeting of Stockholders will be held on April 26, 2018 at the Renaissance Woodbridge Hotel, Iselin, New Jersey at 10:00 a.m. March 1, 2018 has been established as the record date for the determination of stockholders entitled to vote at the Annual Meeting.
Balance Sheet Summary
Total assets increased $344.8 million, or 3.6%, to $9.85 billion at December 31, 2017, from $9.50 billion at December 31, 2016. The increase in total assets was primarily due to a $322.2 million increase in total loans and a $46.5 million increase in total cash and cash equivalents, partially offset by a $20.9 million decrease in premises and equipment and a $7.6 million decrease in total investments.
The Company’s loan portfolio increased $322.2 million, or 4.6%, to $7.33 billion at December 31, 2017, from $7.00 billion at December 31, 2016. For the year ended December 31, 2017, loan originations, including advances on lines of credit, totaled $3.70 billion, compared with $3.09 billion for 2016. The loan portfolio had net increases of $192.5 million in commercial mortgage loans, $127.8 million in construction loans, $114.4 million in commercial loans and $1.8 million in multi-family mortgage loans, partially offset by net decreases of $69.3 million in residential mortgage loans and $42.8 million in consumer loans. Commercial real estate, commercial and construction loans represented 77.9% of the total loan portfolio at December 31, 2017, compared to 75.3% at December 31, 2016.

At December 31, 2017, the Company’s unfunded loan commitments totaled $1.98 billion, including commitments of $1.05 billion in commercial loans, $440.9 million in construction loans and $208.0 million in commercial mortgage loans. Unfunded loan commitments at September 30, 2017 and December 31, 2016 were $2.11 billion and $1.83 billion, respectively.
Total investments decreased $7.6 million, or 0.5%, to $1.60 billion at December 31, 2017, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and sales of certain mortgage-backed securities, partially offset by purchases of mortgage-backed and municipal securities.
The Company’s premises and equipment decreased $20.9 million, or 24.9%, to $63.2 million at December 31, 2017, from $84.1 million at December 31, 2016. The decrease was primarily the result of the Company’s December 13, 2017 sale and leaseback of 12 of its New Jersey banking offices.
Total deposits increased $160.5 million, or 2.4%, during the year ended December 31, 2017 to $6.71 billion. Total core deposits, which consist of savings and demand deposit accounts, increased $176.9 million, or 3.0%, to $6.08 billion at December 31, 2017, while time deposits decreased $16.4 million to $634.8 million at December 31, 2017. The increase in core deposits for the year ended December 31, 2017 was largely attributable to a $140.0 million increase in interest bearing demand deposits and a $103.6 million increase in non-interest bearing demand deposits, partially offset by a $50.7 million decrease in money market deposits and a $16.0 million decrease in savings deposits. Core deposits represented 90.5% of total deposits at December 31, 2017, compared to 90.1% at December 31, 2016.
Borrowed funds increased $129.8 million, or 8.0%, during the year ended December 31, 2017, to $1.74 billion, as wholesale funds, combined with net deposit inflows, were used to fund the Company's asset growth. Borrowed funds represented 17.7% of total assets at December 31, 2017, an increase from 17.0% at December 31, 2016.
Stockholders’ equity increased $46.9 million, or 3.7%, during the year ended December 31, 2017, to $1.30 billion, primarily due to net income earned during the year, partially offset by cash dividends paid to stockholders and an increase in unrealized losses on securities available for sale. Common stock repurchases for the year ended December 31, 2017, which were made in connection with withholding to cover income taxes on stock-based compensation, totaled 45,123 shares at an average cost of $27.08 per share. At December 31, 2017, 3.1 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(1) at December 31, 2017 were $19.52 and $13.20, respectively, compared with $18.94 and $12.54, respectively, at December 31, 2016.
Results of Operations
Net Interest Income and Net Interest Margin
For the quarter ended December 31, 2017, net interest income increased $5.3 million to $71.9 million, from $66.6 million for the same period in 2016. Net interest income for the year ended December 31, 2017 increased $19.6 million, to $278.2 million, from $258.6 million for the same period in 2016. The improvement in net interest income for the comparative periods was largely due to growth in average loans outstanding resulting from organic originations and increases in both average interest bearing core deposits and average non-interest bearing demand deposits, combined with period-over-period expansion of the net interest margin.
The Company’s net interest margin for the quarter ended December 31, 2017 increased three basis points to 3.25%, compared with 3.22% for the trailing quarter ended September 30, 2017. The weighted average yield on interest-earning assets increased three basis points to 3.78% for the quarter ended December 31, 2017, compared with 3.75% for the trailing quarter. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2017 remained unchanged at 0.68%, compared to the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2017 increased two basis points to 0.40%, compared with 0.38% for the trailing quarter. Average non-interest bearing demand deposits totaled $1.45 billion for the quarter ended December 31, 2017, compared with $1.36 billion for the trailing quarter. The average cost of borrowed funds for the quarter ended December 31, 2017 was 1.63%, compared with 1.71% for the quarter ended September 30, 2017.

The net interest margin increased 18 basis points to 3.25% for the quarter ended December 31, 2017, compared with 3.07% for the quarter ended December 31, 2016. The weighted average yield on interest-earning assets increased 20 basis points to 3.78% for the quarter ended December 31, 2017, compared with 3.58% for the quarter ended December 31, 2016, while the weighted average cost of interest-bearing liabilities increased four basis points to 0.68% for the quarter ended December 31, 2017, compared with 0.64% for the fourth quarter of 2016. The average cost of interest-bearing deposits for the quarter ended December 31, 2017 was 0.40%, compared with 0.34% for the same period last year. Average non-interest bearing demand deposits totaled $1.45 billion for the quarter ended December 31, 2017, compared with $1.32 billion for the quarter ended December 31, 2016. The average cost of borrowed funds for the quarter ended December 31, 2017 was 1.63%, compared with 1.67% for the same period last year.
For the year ended December 31, 2017, the net interest margin increased ten basis points to 3.21%, compared with 3.11% for the year ended December 31, 2016. The weighted average yield on interest-earning assets increased ten basis points to 3.74% for the year ended December 31, 2017, compared with 3.64% for the year ended December 31, 2016, while the weighted average cost of interest-bearing liabilities increased one basis point to 0.67% for the year ended December 31, 2017, compared with 0.66% for the same period in 2016. The average cost of interest-bearing deposits for the year ended December 31, 2017 was 0.37%, compared with 0.33% for the same period last year. Average non-interest bearing demand deposits totaled $1.37 billion for the year ended December 31, 2017, compared with $1.24 billion for the year ended December 31, 2016. The average cost of borrowings for the year ended December 31, 2017 was 1.66%, compared with 1.70% for the same period last year.
Non-Interest Income
Non-interest income totaled $13.3 million for the quarter ended December 31, 2017, a decrease of $1.2 million, or 8.2%, compared to the quarter ended December 31, 2016. Other income decreased $557,000 for the quarter ended December 31, 2017, compared to the same period in 2016, primarily due to a $1.2 million decrease in net fees on loan-level interest rate swap transactions, partially offset by increases in net gains recognized on loan sales and net gains recognized on the sale of foreclosed real estate of $629,000 and $111,000, respectively. Also contributing to the decrease in non-interest income, fee income decreased $460,000 to $6.3 million for the quarter ended December 31, 2017, from $6.7 million for the quarter ended December 31, 2016, largely due to a $603,000 decrease in prepayment fees on commercial loans, partially offset by increases in deposit related fee income and merchant fee income of $137,000 and $90,000, respectively.
For the year ended December 31, 2017, non-interest income totaled $55.7 million, an increase of $304,000, compared to the same period in 2016. Income from Bank-owned life insurance increased $1.2 million to $6.7 million for the year ended December 31, 2017, compared to the same period in 2016, primarily due to the recognition of death benefit claims. Fee income also increased $1.2 million to $27.2 million, compared to the same period in 2016, largely due to a $657,000 increase in commercial loan prepayment fee income, a $397,000 increase in deposit related fee income and a $229,000 increase in merchant fee income, partially offset by a $218,000 decrease in income from non-deposit investment products and a $43,000 decrease in debit card revenue. Partially offsetting these increases in non-interest income, other income decreased $2.1 million for the year ended December 31, 2017, compared with the same period in 2016, mainly due to a $910,000 decrease in net fees on loan-level interest rate swap transactions, a $583,000 decrease in net gains recognized on loan sales and a $335,000 non-recurring gain recognized on the sale of deposits resulting from a strategic branch divestiture in the prior year.
Non-Interest Expense
For the three months ended December 31, 2017, non-interest expense increased $926,000 to $48.1 million, compared to $47.2 million for the quarter ended December 31, 2016. Compensation and benefits expense increased $622,000 to $28.3 million for the three months ended December 31, 2017, compared to $27.6 million for the three months ended December 31, 2016. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Other operating expenses increased $584,000 to $7.5 million for the three months ended December 31, 2017, compared to $7.0 million for the same period in 2016. This increase was largely due to an increase in consulting fees, partially offset by decreases in legal fees and non-performing asset related expenses. Additionally, data processing expense increased $237,000 to $3.6 million for the three months ended December 31, 2017, compared to $3.4 million for the same period in 2016, principally due to an increase in software maintenance expense and telecommunication costs. Partially offsetting these increases in non-interest expense, FDIC insurance expense decreased $333,000 to $822,000 for three months ended December 31, 2017, compared to $1.2 million for the same period in 2016, due to a reduction in the insurance assessment rate. Amortization of intangibles decreased $172,000 for the three months ended December 31, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization.
The Company’s annualized non-interest expense as a percentage of average assets (1) was 1.98% for the quarter ended December 31, 2017, compared with 1.99% for the same period in 2016. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) (1) was 56.43% for the quarter ended December 31, 2017, compared with 58.14% for the same period in 2016.
Non-interest expense for the year ended December 31, 2017 was $187.8 million, an increase of $4.0 million from the year ended December 31, 2016. Compensation and benefits expense increased $3.2 million to $109.4 million for the year ended December 31, 2017, compared to $106.1 million for the year ended December 31, 2016. This increase was primarily due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in retirement benefit costs. Other operating expenses increased $1.2 million to $28.8 million for the year ended December 31, 2017, compared to $27.6 million for the same period in 2016, largely due to increases in consulting and debit card maintenance expenses, partially offset by a decrease in loan collection expense. Data processing costs increased $694,000 to $13.9 million for the year ended December 31, 2017, compared with the same period in 2016, due to increased software maintenance and telecommunication costs. Net occupancy costs increased $437,000, to $25.3 million for the year ended December 31, 2017, compared to the same period in 2016, resulting from an increase in snow removal costs, combined with an increase in facilities maintenance costs. Partially offsetting these increases in non-interest expense, FDIC insurance expense decreased $1.0 million to $3.9 million for year ended December 31, 2017, compared to $4.9 million for the same period in 2016. This decrease was primarily due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in assets, which became effective in the quarter ended September 30, 2016. Additionally, amortization of intangibles decreased $721,000 for the year ended December 31, 2017, compared with the same period in 2016, as a result of scheduled reductions in amortization.
Asset Quality
The Company’s total non-performing loans at December 31, 2017 were $34.9 million, or 0.48% of total loans, compared with $36.4 million, or 0.52% of total loans at September 30, 2017, and $42.4 million, or 0.61% of total loans at December 31, 2016. The $1.5 million decrease in non-performing loans at December 31, 2017, compared with the trailing quarter, was due to a $980,000 decrease in non-performing commercial mortgage loans, a $715,000 decrease in non-performing residential mortgage loans and a $280,000 decrease in non-performing commercial loans, partially offset by a $456,000 increase in non-performing consumer loans. At December 31, 2017, impaired loans totaled $52.0 million with related specific reserves of $2.7 million, compared with impaired loans totaling $50.2 million with related specific reserves of $2.9 million at September 30, 2017. At December 31, 2016, impaired loans totaled $52.0 million with related specific reserves of $2.3 million.
At December 31, 2017, the Company’s allowance for loan losses was 0.82% of total loans, compared to 0.86% at September 30, 2017, and 0.88% of total loans at December 31, 2016. The decline in the loan coverage ratio from December 31, 2016 resulted from an overall improvement in asset quality. The allowance for loan losses decreased $1.7 million to $60.2 million at December 31, 2017, from $61.9 million at December 31, 2016. The Company recorded provisions for loan losses of $1.9 million and $5.6 million for the quarter and year ended December 31, 2017, respectively, compared with provisions of $1.2 million and $5.4 million for the quarter and year ended December 31, 2016, respectively. For the quarter and year ended December 31, 2017, the Company had net charge-offs of $2.0 million and $7.3 million, respectively, compared with net charge-offs of $405,000 and $4.9 million, respectively, for the same periods in 2016.
At December 31, 2017, the Company held $6.9 million of foreclosed assets, compared with $8.0 million at December 31, 2016. During the year ended December 31, 2017, there were 16 additions to foreclosed assets with an aggregate carrying value of $3.8 million and 26 properties sold with an aggregate carrying value of $4.3 million.

Foreclosed assets at December 31, 2017 consisted of $3.9 million of commercial real estate and $3.0 million of residential real estate. Total non-performing assets at December 31, 2017 declined $8.6 million, or 17.1%, to $41.8 million, or 0.42% of total assets, from $50.4 million, or 0.53% of total assets at December 31, 2016.
Income Tax Expense
For the quarter and year ended December 31, 2017, the Company’s income tax expense was $15.7 million and $46.5 million, respectively, compared with $10.2 million and $37.0 million, for the quarter and year ended December 31, 2016, respectively. The Company’s effective tax rates were 44.7% and 33.1% for the quarter and year ended December 31, 2017, respectively, compared with 31.1% and 29.6% for the quarter and year ended December 31, 2016, respectively. Tax expense and the effective tax rate for the quarter and year ended December 31, 2017, were impacted by an additional tax expense of $4.0 million related to the recently enacted Tax Act.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, January 26, 2018 at 10:00 a.m. Eastern Time to discuss highlights of the Company’s financial results for the quarter and year ended December 31, 2017. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.Provident.Bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2017 (Unaudited) and December 31, 2016
(Dollars in Thousands)

Assets	December 31, 2017	December 31, 2016
Cash and due from banks	$139,557	$92,508
Short-term investments	51,277	51,789
Total cash and cash equivalents	190,834	144,297
Securities available for sale, at fair value	1,037,812	1,040,386
Investment securities held to maturity (fair value of $485,039 and $489,287 at December 31, 2017 and December 31, 2016, respectively)	477,652	488,183
Federal Home Loan Bank Stock	81,184	75,726
Loans	7,325,718	7,003,486
Less allowance for loan losses	60,195	61,883
Net loans	7,265,523	6,941,603
Foreclosed assets, net	6,864	7,991
Banking premises and equipment, net	63,185	84,092
Accrued interest receivable	29,646	27,082
Intangible assets	420,290	422,937
Bank-owned life insurance	189,525	188,527
Other assets	82,759	79,641
Total assets	$9,845,274	$9,500,465

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$4,996,345	$4,803,426
Savings deposits	1,083,012	1,099,020
Certificates of deposit of $100,000 or more	316,074	290,295
Other time deposits	318,735	360,888
Total deposits	6,714,166	6,553,629
Mortgage escrow deposits	25,933	24,452
Borrowed funds	1,742,514	1,612,745
Other liabilities	64,000	57,858
Total liabilities	8,546,613	8,248,684

Total stockholders' equity	1,298,661	1,251,781

Total liabilities and stockholders' equity	$9,845,274	$9,500,465

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months (Unaudited) and Year Ended December 31, 2017 (Unaudited) and 2016
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Interest income:
Real estate secured loans	$49,184	$46,457	$189,896	$180,868
Commercial loans	19,023	16,603	72,907	63,022
Consumer loans	5,008	5,171	20,301	21,829
Securities available for sale and Federal Home Loan Bank stock	6,794	5,817	26,445	22,890
Investment securities held to maturity	3,215	3,198	13,027	13,208
Deposits, Federal funds sold and other short-term investments	372	245	1,270	498
Total interest income	83,596	77,491	323,846	302,315

Interest expense:
Deposits	5,348	4,551	19,441	16,947
Borrowed funds	6,348	6,323	26,203	26,801
Total interest expense	11,696	10,874	45,644	43,748
Net interest income	71,900	66,617	278,202	258,567
Provision for loan losses	1,900	1,200	5,600	5,400
Net interest income after provision for loan losses	70,000	65,417	272,602	253,167

Non-interest income:
Fees	6,278	6,738	27,218	26,047
Bank-owned life insurance	1,402	1,387	6,693	5,470
Wealth management income	4,290	4,472	17,604	17,556
Net gain on securities transactions	10	10	57	64
Other income	1,321	1,878	4,125	6,256
Total non-interest income	13,301	14,485	55,697	55,393

Non-interest expense:
Compensation and employee benefits	28,267	27,645	109,353	106,141
Net occupancy expense	6,035	6,123	25,290	24,853
Data processing expense	3,620	3,383	13,922	13,228
FDIC Insurance	822	1,155	3,887	4,887
Amortization of intangibles	591	763	2,670	3,391
Advertising and promotion expense	1,195	1,119	3,904	3,685
Other operating expenses	7,548	6,964	28,796	27,593
Total non-interest expense	48,078	47,152	187,822	183,778
Income before income tax expense	35,223	32,750	140,477	124,782
Income tax expense	15,740	10,182	46,528	36,980
Net income	$19,483	$22,568	$93,949	$87,802

Basic earnings per share	$0.30	$0.35	$1.46	$1.38
Average basic shares outstanding	64,554,617	63,937,151	64,384,851	63,643,622

Diluted earnings per share	$0.30	$0.35	$1.45	$1.38
Average diluted shares outstanding	64,749,297	64,222,633	64,579,222	63,851,986

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
STATEMENTS OF INCOME:
Net interest income	$71,900	$66,617	$278,202	$258,567
Provision for loan losses	1,900	1,200	5,600	5,400
Non-interest income	13,301	14,485	55,697	55,393
Non-interest expense	48,078	47,152	187,822	183,778
Income before income tax expense	35,223	32,750	140,477	124,782
Net income	19,483	22,568	93,949	87,802
Diluted earnings per share	$0.30	$0.35	$1.45	$1.38
Interest rate spread	3.10%	2.94%	3.07%	2.98%
Net interest margin	3.25%	3.07%	3.21%	3.11%

PROFITABILITY:
Annualized return on average assets	0.80%	0.95%	0.99%	0.95%
Annualized return on average equity	5.90%	7.16%	7.28%	7.12%
Annualized return on average tangible equity (1)	8.69%	10.82%	10.82%	10.86%
Annualized core non-interest expense to average assets (1)	1.98%	1.99%	1.97%	1.99%
Efficiency ratio (1)	56.43%	58.14%	56.25%	58.54%

ASSET QUALITY:
Non-accrual loans			$34,929	$42,401
90+ and still accruing			—	—
Non-performing loans			34,929	42,401
Foreclosed assets			6,864	7,991
Non-performing assets			41,793	50,392
Non-performing loans to total loans			0.48%	0.61%
Non-performing assets to total assets			0.42%	0.53%
Allowance for loan losses			$60,195	$61,883
Allowance for loan losses to total non-performing loans			172.34%	145.95%
Allowance for loan losses to total loans			0.82%	0.88%

AVERAGE BALANCE SHEET DATA:
Assets	$9,618,177	$9,449,483	$9,534,785	$9,212,553
Loans, net	7,075,373	6,853,878	6,971,512	6,669,778
Earning assets	8,739,182	8,549,966	8,649,286	8,306,221
Core deposits	6,071,705	5,939,340	5,944,870	5,595,554
Borrowings	1,545,665	1,509,654	1,581,964	1,577,307
Interest-bearing liabilities	6,793,648	6,789,480	6,809,675	6,655,439
Stockholders' equity	1,310,193	1,253,202	1,289,973	1,232,846
Average yield on interest-earning assets	3.78%	3.58%	3.74%	3.64%
Average cost of interest-bearing liabilities	0.68%	0.64%	0.67%	0.66%

LOAN DATA:
Mortgage loans:
Residential			$1,142,914	$1,212,255
Commercial			2,171,174	1,978,700
Multi-family			1,404,005	1,402,169
Construction			392,580	264,814
Total mortgage loans			5,110,673	4,857,938
Commercial loans			1,745,301	1,630,887
Consumer loans			473,958	516,755
Total gross loans			7,329,932	7,005,580
Premium on purchased loans			4,029	4,968
Unearned discounts			(36)	(38)
Net deferred			(8,207)	(7,024)
Total loans			$7,325,718	$7,003,486

(1) Refer to: Notes - Reconciliation of GAAP to Non-GAAP Measures.

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
			At December 31,
			2017	2016
Total stockholders' equity			$1,298,661	$1,251,781
Less: total intangible assets			420,290	422,937
Total tangible stockholders' equity			$878,371	$828,844

Shares outstanding			66,535,017	66,082,283

Book value per share (total stockholders' equity/shares outstanding)			$19.52	$18.94
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$13.20	$12.54

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Total average stockholders' equity	$1,310,193	$1,253,202	$1,289,973	$1,232,846
Less: total average intangible assets	420,667	423,413	421,628	424,595
Total average tangible stockholders' equity	$889,526	$829,789	$868,345	$808,251

Net income	$19,483	$22,568	$93,949	$87,802
Annualized return on average tangible equity (net income/total average stockholders' equity)	8.69%	10.82%	10.82%	10.86%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Total annualized non-interest expense	$190,744	$187,583	$187,822	$183,778
Average assets	9,618,177	9,449,483	9,534,785	9,212,553

Annualized non-interest expense/average assets	1.98%	1.99%	1.97%	1.99%

(4) Efficiency Ratio
	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net interest income	$71,900	$66,617	$278,202	$258,567
Non-interest income	13,301	14,485	55,697	55,393
Total income	$85,201	$81,102	$333,899	$313,960

Non-interest expense	48,078	47,152	187,822	183,778

Efficiency ratio (non-interest expense/total income)	56.43%	58.14%	56.25%	58.54%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances

	December 31, 2017			September 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$24,142	$73	1.20%	$22,383	$54	0.95%
Federal funds sold and other short-term investments	51,186	299	2.32%	52,102	289	2.22%
Investment securities (1)	480,518	3,215	2.68%	490,121	3,272	2.67%
Securities available for sale	1,036,341	5,703	2.20%	1,043,123	5,488	2.10%
Federal Home Loan Bank stock	71,622	1,091	6.04%	72,532	1,052	5.76%
Net loans: (2)
Total mortgage loans	4,918,552	49,184	3.95%	4,805,991	47,692	3.92%
Total commercial loans	1,679,544	19,023	4.45%	1,644,437	18,964	4.54%
Total consumer loans	477,277	5,008	4.16%	487,039	5,083	4.14%
Total net loans	7,075,373	73,215	4.08%	6,937,467	71,739	4.08%
Total Interest Earning Assets	$8,739,182	$83,596	3.78%	$8,617,728	$81,894	3.75%

Non-Interest Earning Assets:
Cash and due from banks	96,062			89,304
Other assets	782,933			789,701
Total Assets	$9,618,177			$9,496,733

Interest-Bearing Liabilities:
Demand deposits	$3,542,341	$3,481	0.39%	$3,476,330	$3,124	0.36%
Savings deposits	1,083,179	508	0.19%	1,096,626	534	0.19%
Time deposits	622,463	1,359	0.87%	639,861	1,330	0.82%
Total Deposits	5,247,983	5,348	0.40%	5,212,817	4,988	0.38%

Borrowed funds	1,545,665	6,348	1.63%	1,553,365	6,694	1.71%
Total Interest Bearing Liabilities	6,793,648	11,696	0.68%	6,766,182	11,682	0.68%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,446,185			1,360,343
Other non-interest bearing liabilities	68,151			70,398
Total Non-interest Bearing Liabilities	1,514,336			1,430,741
Total Liabilities	8,307,984			8,196,923
Stockholders' equity	1,310,193			1,299,810
Total Liabilities and Stockholders' Equity	$9,618,177			$9,496,733

Net interest income		$71,900			$70,212

Net interest rate spread			3.10%			3.07%
Net interest-earning assets	$1,945,534			$1,851,546

Net interest margin (3)			3.25%			3.22%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.29x			1.27x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/17	9/30/17	6/30/17	03/31/17	12/31/16
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.49%	2.41%	2.40%	2.40%	2.18%
Net loans	4.08%	4.08%	4.02%	3.93%	3.93%
Total interest-earning assets	3.78%	3.75%	3.70%	3.63%	3.58%

Interest-Bearing Liabilities:
Total deposits	0.40%	0.38%	0.36%	0.35%	0.34%
Total borrowings	1.63%	1.71%	1.66%	1.63%	1.67%
Total interest-bearing liabilities	0.68%	0.68%	0.67%	0.65%	0.64%

Interest rate spread	3.10%	3.07%	3.03%	2.98%	2.94%
Net interest margin	3.25%	3.22%	3.17%	3.11%	3.07%

Ratio of interest-earning assets to interest-bearing liabilities	1.29x	1.27x	1.26x	1.26x	1.26x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$19,670	$199	1.00%	$62,704	$314	0.50%
Federal funds sold and other short term investments	51,790	1,071	2.07%	13,010	184	1.42%
Investment securities (1)	487,616	13,027	2.67%	478,901	13,208	2.76%
Securities available for sale	1,044,703	22,384	2.14%	1,008,900	19,377	1.92%
Federal Home Loan Bank stock	73,995	4,061	5.49%	72,928	3,513	4.82%
Net loans: (2)
Total mortgage loans	4,838,342	189,896	3.92%	4,661,378	180,868	3.88%
Total commercial loans	1,640,198	72,907	4.44%	1,461,997	63,022	4.31%
Total consumer loans	492,972	20,301	4.12%	546,403	21,829	3.99%
Total net loans	6,971,512	283,104	4.06%	6,669,778	265,719	3.98%
Total Interest Earning Assets	$8,649,286	$323,846	3.74%	$8,306,221	$302,315	3.64%

Non-Interest Earning Assets:
Cash and due from banks	93,894			99,441
Other assets	791,605			806,891
Total Assets	$9,534,785			$9,212,553

Interest-Bearing Liabilities:
Demand deposits	$3,477,413	$12,205	0.35%	$3,305,269	$10,106	0.31%
Savings deposits	1,101,103	2,092	0.19%	1,047,061	1,709	0.16%
Time deposits	649,195	5,144	0.79%	725,802	5,132	0.71%
Total Deposits	5,227,711	19,441	0.37%	5,078,132	16,947	0.33%
Borrowed funds	1,581,964	26,203	1.66%	1,577,307	26,801	1.70%
Total Interest Bearing Liabilities	$6,809,675	$45,644	0.67%	$6,655,439	$43,748	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,366,354			1,243,224
Other non-interest bearing liabilities	68,783			81,044
Total Non-interest Bearing Liabilities	1,435,137			1,324,268
Total Liabilities	8,244,812			7,979,707
Stockholders' equity	1,289,973			1,232,846
Total Liabilities and Stockholders' Equity	$9,534,785			$9,212,553

Net interest income		278,202			258,567

Net interest rate spread			3.07%			2.98%
Net interest-earning assets	$1,839,611			$1,650,782

Net interest margin (3)			3.21%			3.11%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.27 x			1.25 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Years Ended
	12/31/17	12/31/16	12/31/15
Interest-Earning Assets:
Securities	2.43%	2.24%	2.31%
Net loans	4.06%	3.98%	4.10%
Total interest-earning assets	3.74%	3.64%	3.73%

Interest-Bearing Liabilities:
Total deposits	0.37%	0.33%	0.31%
Total borrowings	1.66%	1.70%	1.71%
Total interest-bearing liabilities	0.67%	0.66%	0.66%

Interest rate spread	3.07%	2.98%	3.07%
Net interest margin	3.21%	3.11%	3.20%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.25x	1.24x